Exhibit 10.1

SUBSCRIPTION BOOKLET

VELOCITY INVESTMENTS, LLC

Best Efforts Offering
UP TO $2,000,000 OF
SUBORDINATED 14% PROMISSORY NOTES

May 15, 2008

CONTENTS

Instructions for Subscription

Exhibit A:	Wiring and Check Instructions

Exhibit B:	Summary of the Offering

Exhibit C:	Subscription Agreement

Exhibit D:	Confidential Purchaser Questionnaire

Exhibit E	Form of Subordinated 14% Promissory Note

Exhibit F	Subordination Agreement

Exhibit G:	Risk Factors Rider

Exhibit H:	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007

VELOCITY INVESTMENTS, LLC

SUBSCRIPTION BOOKLET

INSTRUCTIONS FOR SUBSCRIPTION FOR NOTES

Each subscriber for Notes offered must do the following:

1.	Complete, sign and deliver the Subscription Agreement included in this Subscription Booklet.

2.	Complete, sign and deliver the Confidential Purchaser Questionnaire included in this Subscription Booklet.

3.	Complete, sign and deliver the Subordination Agreement in cluded in this Subscription Agreement

4.	Deliver payment in the amount of the Promissory Note subscribed for in accordance with the wire transfer and check instructions attached hereto as Exhibit A.

Delivery of the completed subscription documents described above and check (if applicable) should be delivered directly to the Company at the following address:

Velocity Asset Management, Inc.
1800 Route 34 North, Building 4, Suite 404B
Wall, NJ 07719

Attention: James J. Mastriani

THE COMPANY MAY ACCEPT OR REJECT SUBSCRIPTIONS IN ITS SOLE DISCRETION. THE OFFERING IS AVAILABLE ONLY TO “ACCREDITED INVESTORS” AS DEFINED UNDER REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED. In the event that a subscription offer is not accepted by the Company, the subscription funds shall be returned to the subscriber, without interest or deduction thereon.

EXHIBIT A

Wire and Check Instructions

Wiring Instructions:

Wiring instructions will be provided under separate cover.

Checks:

Checks should be made out to “Velocity Investments, LLC”

Exhibit B

SUMMARY OF THE OFFERING

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Subscription Booklet. Although this Subscription Booklet may provide potential Investors with some references to subject headings, the information appearing under those headings is not necessarily a complete or exclusive discussion or description of that subject. References in this Subscription Booklet to “we,” “us” and “our” are Velocity Investments, LLC.

An investment in the Securities offered hereby involves a high degree of risk. Prospective Investors are urged to read this Subscription Booklet carefully in its entirety including the section entitled “Risk Factors,” and the exhibits attached hereto, including the discussion and risk factors set forth in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 of the Company’s parent, Velocity Asset Management, Inc., a copy of which is attached hereto as Exhibit F.

The Company:

Velocity Investments, LLC (the “Company”) is a New Jersey limited liability company engaged primarily in acquiring, managing, collecting and servicing consumer receivable portfolios. The Company is a wholly-owned subsidiary of Velocity Asset Management, Inc., a Delaware corporation. The Company’s offices are located at 1800 Route 34 North, Building 4, Suite 404A Wall, NJ, 07719, and our telephone number is (732) 556-9090.

Offering:	Subordinated 14% Promissory Notes (the “Notes”).

Amount of Offering:	The Company is offering up to an aggregate amount of $2,000,000 (the “Maximum Amount”) of Notes.

Minimum Subscription:	$50,000, provided that the Company may, in its sole discretion and without notice to Investors, accept subscriptions for lesser amounts.

Management Participation:	The Company’s management, directors and 5% shareholders (the “Insiders”) shall have the right to participate as investors in the Offering.

Terms of the Placement:

The Notes are being offered by the Company only to persons who qualify as “accredited investors” on a “best efforts” basis during the term of the Offering, unless the Offering is terminated earlier in the Company’s sole discretion. The term of the Offering may be extended by an additional thirty (30) days, without notice to investors. Subscriptions for Notes may not be revoked or withdrawn once tendered, except in accordance with certain state laws.

No Minimum and No Escrow

We are selling the Notes on a “best efforts” basis. There is no minimum amount of Notes which we must sell before we receive, and have the right to expend, the net proceeds from the sale of any Notes. The proceeds from the sale of the Notes will not be held in escrow, and we, upon accepting subscription, at our discretion may immediately expend the subscription proceeds.

Offering Period

The term of the Offering shall commence on the date hereof and shall terminate on the earlier to occur of: (i) the date, if any, on which the Maximum Amount has been subscribed for and accepted by the Company, or (ii) June 30, 2008 (the “Termination Date”). The Termination Date may be extended for an additional thirty (30) days by the Company, without notice to Investors.

Closings:

The Company intends to conduct an initial closing (the “Initial Closing”) on or before the Termination Date, and may, after such initial closing, if any, conduct subsequent closings (each a “Subsequent Closing”) during the remainder of the term of the Offering until the earlier to occur of: (i) the date, if any, on which the Maximum Amount has been subscribed for and accepted by the Company, or (ii) the Termination Date. The Termination Date may be extended for an additional thirty (30) days in the Company’s sole discretion, without notice to investors.

Restrictions on Resale:

None of the Notes have been registered under the Securities Act of 1933, as amended (the “Act”) and any certificates representing such Securities will contain a legend restricting the distribution, resale, transfer, pledge, hypothecation or other disposition of the Securities unless and until the Securities are registered under the Act or an opinion of counsel for the Company is received that registration is not required under the Act.

Selling Agent Fees:

The Company has not engaged a selling agent, exclusive or otherwise, to assist it in the Offering. However, the Company may do so at its discretion. If the services of a selling agent are utilized, the Company may compensate such selling agent with: (i) a cash fee of up to five percent (105 of the aggregate consideration (prior to the payment of expenses) received by the Company for Notes sold by such selling agent (to be paid simultaneously with each applicable Closing.

Subscription Agreement:

An investment in the Notes will be made pursuant to a Subscription Agreement substantially in the form of Exhibit C attached hereto and a Confidential Investor Questionnaire substantially in the form of Exhibit D attached hereto to be completed by each prospective Investor which, among other things, will require each prospective Investor to make certain representations to the Company regarding their status as accredited investors.

Use of Proceeds:

The net proceeds from this Offering (after deduction of offering expenses payable by the Company shall be used primarily for the purchase of portfolios of unsecured consumer receivables and for general corporate purposes, including working capital..

Shares of Common Stock Presently Outstanding:

As of the date of this Memorandum, the Company had a total of 17,066,821 shares of Common Stock issued and outstanding. Such amounts do not include 10,109,410 shares of Common Stock underlying options, warrants, convertible debt or convertible preferred shares outstanding as of the date hereof, the exercise prices thereof ranging from $1.04 to $3.10 per share.

Shares of Series A-1 Preferred Stock Presently Outstanding:

As of the date of this Memorandum, the Company had a total of 1,380,000 shares of Series A-1 Convertible Preferred Stock issued and outstanding. Such shares of series A-1 Convertible Preferred Stock are currently convertible into 5,520,000 shares of the Company’s common stock.

EXHIBIT C

SUBSCRIPTION AGREEMENT

Please review, sign on page S-1, and return to:

Velocity Asset Management, Inc.
1800 Route 34 North, Building 4, Suite 404B
Wall, NJ 07719

Attention: James J. Mastriani

Phone: (732) 556-9090
Fax: (732) 783-0406

VELOCITY INVESTMENTS, LLC

SUBSCRIPTION AGREEMENT

               The undersigned (hereinafter “Subscriber”) hereby confirms his/her/its subscription for the purchase of a Subordinated 14% Promissory Note (“Note”) of Velocity Investments, LLC., a New Jersey limited liability company (the “Company”), on the terms described below.

          Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Memorandum. The Notes are sometimes referred to herein as the “Securities.”

          In connection with this subscription, Subscriber and the Company agree as follows:

1. Purchase and Sale of the Note.

          (a) The Company hereby agrees to issue and to sell to Subscriber, and Subscriber hereby agrees to purchase from the Company, a Subordinated 14% Promissory Note for the aggregate subscription amount set forth on the signature page hereto. The Subscriber understands that this subscription is not binding upon the Company until the Company accepts it. The Subscriber acknowledges and understands that acceptance of this Subscription will be made only by a duly authorized representative of the Company executing and mailing or otherwise delivering to the Subscriber at the Subscriber’s address set forth herein, a counterpart copy of the signature page to this Subscription Agreement indicating the Company’s acceptance of this Subscription. The Company reserves the right, in its sole discretion for any reason whatsoever, to accept or reject this subscription in whole or in part. Following the acceptance of this Subscription Agreement by the Company, the Company shall issue and deliver to Subscriber a Subordinated 14% Promissory Note subscribed for hereunder against payment in U.S. Dollars of the Purchase Price (as defined below). If this subscription is rejected, the Company and the Subscriber shall thereafter have no further rights or obligations to each other under or in connection with this Subscription Agreement. If this subscription is not accepted by the Company on or before the last day of the Offering Period, this subscription shall be deemed rejected.

          (b) Subscriber has hereby delivered and paid concurrently herewith the aggregate purchase price for the Note set forth on the signature page hereof in an amount required to purchase and pay for the Note subscribed for hereunder (the “Purchase Price”), which amount has been paid in U.S. Dollars by wire transfer or check, subject to collection, to the order of “Velocity Investments, LLC”

          (c) Subscriber understands and acknowledges that this subscription is part of a private placement by the Company of up to $2,000,000 of Notes (the “Maximum Amount”), which offering is being made on a “best efforts” basis. Subscriber understands that there is no minimum amount of Notes which the Company must sell before it receives, and have the right to expend, the net proceeds from the sale of any Notes. The proceeds from the sale of the Notes will not be held in escrow, and the Company, upon accepting subscriptions, at its discretion may immediately expend the subscription proceeds.

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2. Representations and Warranties of Subscriber. Subscriber represents and warrants to the Company and the Placement Agent as follows:

          (a) Subscriber is an “accredited investor” as defined by Rule 501 under the Securities Act of 1933, as amended (the “Act”), and Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Note and has the ability and capacity to protect Subscriber’s interests.

          (b) Subscriber understands that the Note is not presently registered. Subscriber understands that the Note will not be registered under the Act on the ground that the issuance thereof is exempt under Section 4(2) of the Act as a transaction by an issuer not involving any public offering and that, in the view of the Commission, the statutory basis for the exception claimed would not be present if any of the representations and warranties of Subscriber contained in this Subscription Agreement or those of other purchasers of the Notes are untrue or, notwithstanding the Subscriber’s representations and warranties, the Subscriber currently has in mind acquiring any of the Notes for resale upon the occurrence or non-occurrence of some predetermined event.

          (c) Subscriber is purchasing the Note subscribed for hereby for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Note in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

          (d) Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from, the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber. In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf. Subscriber has received and reviewed the Subscription Booklet and all the information concerning the Company and the Notes, both written and oral, that Subscriber desires. Without limiting the generality of the foregoing, Subscriber has been furnished with or has had the opportunity to acquire, and to review: (i) copies of all of the Company’s publicly available documents, including but not limited to those attached to the Subscription Booklet, and (ii) all information, both written and oral, that Subscriber desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, Subscriber has relied solely on (i) Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph, and (ii) the information described in subparagraph 2(g) below. Subscriber understands that no person has been authorized to give any information or to make any representations which were not contained in the Subscription Booklet and Subscriber has not relied on any other representations or information.

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          (f) Subscriber has all requisite legal and other power and authority to execute and deliver this Subscription Agreement and to carry out and perform Subscriber’s obligations under the terms of this Subscription Agreement. This Subscription Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principles of equity, whether such enforcement is considered in a proceeding in equity or law.

          (g) Subscriber has carefully considered and has discussed with the Subscriber’s legal, tax, accounting and financial advisors, to the extent the Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Subscription Agreement for the Subscriber’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Subscription Agreement are a suitable investment for the Subscriber. Subscriber has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

          (h) This Subscription Agreement and the Confidential Purchaser Questionnaire accompanying this Subscription Agreement do not contain any untrue statement of a material fact or omit any material fact concerning Subscriber.

          (i) There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s assets before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Subscription Agreement or the transactions contemplated hereby.

          (j) The execution, delivery and performance of and compliance with this Subscription Agreement and the issuance of the Note will not result in any violation of, or conflict with, or constitute a default under, any of Subscriber’s articles of incorporation or by-laws, or equivalent limited liability company, trust or partnership documents, if applicable, or any agreement to which Subscriber is a party or by which it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Subscriber or the Securities.

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          (k) Subscriber acknowledges that an investment in the Note is speculative and involves a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Note, including a total loss of his/her/its investment.

          (l) Subscriber acknowledges that he/she/it has carefully reviewed and considered the risk factors discussed in the “Risk Factors” section of the Subscription Booklet.

          (m) Subscriber recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of the Note.

          (n) Subscriber is aware that the Note is and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act.

          (o) Subscriber understands that the Note shall bear the following legend or one substantially similar thereto, which Subscriber has read and understands:

NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF AT ANY TIME IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

          (p) Subscriber understands that the security interest granted to Subscriber with respect to the assets of the Company is subordinate to Wells Fargo Foothill, LLC and Subscriber has simultaneously herewith executed that certain Subordination Agreement which is attached to the Subscription Booklet as Exhibit G. Subscriber understands that the Note shall bear the following legend or one substantially similar thereto, which Subscriber has read and understands:

NOTICE OF SUBORDINATION

THIS NOTE IS SUBORDINATED TO ALL SENIOR INDEBTEDNESS (AS DEFINED HEREIN) OWING TO WELLS FARGO FOOTHILL, LLC, AND CERTAIN OTHER LENDERS. BY ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE SUBORDINATION PROVISIONS SET FORTH HEREIN.

          (q) Because of the legal restrictions imposed on resale, Subscriber understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records, and Subscriber has been informed of the Company’s intention to do so. Any sales, transfers, or other dispositions of the Note by Subscriber, if any, will be made in compliance with the Act and all applicable rules and regulations promulgated thereunder.

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          (r) Subscriber acknowledges that Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect thereto.

          (s) Subscriber represents that: (i) Subscriber is able to bear the economic risks of an investment in the Securities and to afford a complete loss of the investment, and (ii) (A) Subscriber could be reasonably assumed to have the ability and capacity to protect his/her/its interests in connection with this subscription; or (B) Subscriber has a pre-existing personal or business relationship with either the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription.

          (t) Subscriber further represents that the address of Subscriber set forth below is his/her principal residence (or, if Subscriber is a company, partnership or other entity, the address of its principal place of business); that Subscriber is purchasing the Note for Subscriber’s own account and not, in whole or in part, for the account of any other person; Subscriber is purchasing the Note for investment and not with a view to the resale or distribution thereof; and that Subscriber has not formed any entity, and is not an entity formed, for the purpose of purchasing the Note.

          (u) Subscriber understands that the Company shall have the unconditional right to accept or reject this subscription, in whole or in part, for any reason or without a specific reason, in the sole and absolute discretion of the Company (even after receipt and clearance of Subscriber’s funds). This Subscription Agreement is not binding upon the Company until accepted in writing by an authorized officer of the Company. In the event that this subscription is rejected, then Subscriber’s subscription funds (to the extent of such rejection) will be promptly returned in full without interest thereon or deduction therefrom.

          (v) Subscriber has not been furnished with any oral representation or oral information in connection with the offering of the Notes that is not contained in, or is in any way contrary to or inconsistent with, statements made in the Memorandum and this Subscription Agreement.

          (w) Subscriber represents that Subscriber is not subscribing for the Note as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by the Company.

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          (x) Subscriber has carefully read this Subscription Agreement and the Subscription Booklet, and Subscriber has accurately completed the Confidential Purchaser Questionnaire which accompanies this Subscription Agreement.

          (y) No representations or warranties have been made to Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Securities the Subscriber is not relying upon any representations other than those contained in the Memorandum or in this Subscription Agreement.

          (z) Subscriber represents and warrants, to the best of Subscriber’s knowledge, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Subscription Agreement.

          (aa) Subscriber represents and warrants that Subscriber has: (i) not distributed or reproduced the Subscription Booklet, in whole or in part, at any time, without the prior written consent of the Company, (ii) kept confidential the existence of the Subscription Booklet and the information contained therein or made available in connection with any further investigation of the Company and (iii) refrained and shall refrain from trading in the publicly-traded securities of the Company for so long as such recipient has been in possession of the material non-public information contained in the Subscription Booklet.

          (bb) If the Subscriber is a corporation, partnership, limited liability company, trust, or other entity, the person executing this Subscription Agreement hereby represents and warrants that the above representations and warranties shall be deemed to have been made on behalf of such entity and the Subscriber has made the same after due inquiry to determine the truthfulness of such representations and warranties.

          (cc) If the Subscriber is a corporation, partnership, limited liability company, trust, or other entity, it represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Subscription Agreement and purchase the Note as provided herein; (ii) its purchase of the Note will not result in any violation of, or conflict with, any term or provision of the charter, By-Laws or other organizational documents of Subscriber or any other instrument or agreement to which the Subscriber is a party or is subject; (iii) the execution and delivery of this Subscription Agreement and Subscriber’s purchase of the Note has been duly authorized by all necessary action on behalf of the Subscriber; and (iv) all of the documents relating to the Subscriber’s subscription to the Note have been duly executed and delivered on behalf of the Subscriber and constitute a legal, valid and binding agreement of the Subscriber.

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3. Representations and Warranties of the Company. The Company represents and warrants to Subscriber as follows:

          (a) The Company is duly organized and validly exists as a limited liability company in good standing under the laws of the State of New Jersey.

          (b) The Company has all requisite corporate power and authority to enter into, deliver and perform this Subscription Agreement.

          (c) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Subscription Agreement by the Company, and the issuance and sale of the Notes to be sold by the Company pursuant to this Subscription Agreement. This Subscription Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, whether considered in a proceeding in equity or law.

          (d) The transaction contemplated hereby will not result in the application of any anti-dilution or price protection provisions attributable to any of the Company’s existing and outstanding securities, whether equity, debt or a hybrid thereof.

4. Indemnification. Subscriber agrees to indemnify and hold harmless the Company, the Placement Agent, and their respective officers, directors, employees, shareholders, agents, attorneys, representatives and affiliates, and any person acting for or on behalf of the Company or the Placement Agent, from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys’ fees and disbursements) which any of them may incur by reason of the failure by Subscriber to fulfill any of the terms and conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by Subscriber herein, or in any other document provided by Subscriber to the Company in connection with this investment. All representations, warranties and covenants of each of Subscriber and the Company contained herein shall survive the acceptance of this subscription and the Closings.

5. Miscellaneous.

          (a) Subscriber agrees not to transfer or assign this Subscription Agreement or any of Subscriber’s interest herein and further agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

          (b) Subscriber agrees that Subscriber cannot cancel, terminate, or revoke this Subscription Agreement or any agreement of Subscriber made hereunder, and this Subscription Agreement shall survive the death or legal disability of Subscriber and shall be binding upon Subscriber’s heirs, executors, administrators, successors, and permitted assigns.

          (c) Subscriber has read and has accurately completed this entire Subscription Agreement.

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          (d) This Subscription Agreement, together with the Subscription Booklet and the Note, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or waived only by a written instrument signed by all parties.

          (f) Subscriber acknowledges that it has been advised and has had the opportunity to consult with Subscriber’s own attorney regarding this subscription and Subscriber has done so to the extent that Subscriber deems appropriate.

          (g) Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

If to the Company, at:

Velocity Investments, LLC.
Building 4, Suite 404A
Wall, NJ 07719
Attn. James J. Mastriani
Tel: (732) 556-9090, Fax: (732) 783-0406

With a copy to:

Douglas S. Ellenoff, Esq.
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
Tel: (212) 370-1300, Fax: (212) 370-7889

If to the Subscriber, at its address set forth on the signature page to this Subscription Agreement, or such other address as Subscriber shall have specified to the Company in writing

          (h) Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the Subscriber, or otherwise, or any delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

          (i) This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts except with respect to the conflicts of law provisions thereof, and shall be binding upon the Subscriber and the Subscriber’s heirs, estate, legal representatives, successors and permitted assigns and shall inure to the benefit of the Company, and its successors and assigns.

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          (j) Any legal suit, action or proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon a party which is mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

          (k) If any provision of this Subscription Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

          (l) The parties understand and agree that money damages would not be a sufficient remedy for any breach of this Subscription Agreement by the Company or the Subscriber and that the party against which such breach is committed shall be entitled to equitable relief, including an injunction and specific performance, as a remedy for any such breach, without the necessity of establishing irreparable harm or posting a bond therefor. Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of this Subscription Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

          (m) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

          (n) This Subscription Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Remainder of Page intentionally left blank]

[Signature Pages Follow]

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Signature Page for Individuals:

          IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$

Purchase Price	Principal Amount of Note

Print or Type Name	Print or Type Name (Joint-owner)

Signature	Signature (Joint-owner)

Date	Date (Joint-owner)

Social Security Number	Social Security Number (Joint-owner)

Address	Address (Joint-owner)

_________ Joint Tenancy	______ Tenants in Common

S-1

Signature Page for Partnerships, Corporations or Other Entities:

          IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$	$

Total Purchase Price	Principal Amount of Note

Print or Type Name of Entity

Address

Taxpayer I.D. No. (if applicable)	Date

Signature	Print or Type Name and Indicate
Title or Position with Entity

Signature (other authorized signatory)	Print or Type Name and Indicate
Title or Position with Entity

S-1

Acceptance:

          IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below, as to a Subordinated 14% Promissory Note in the principle amount of $_______.

VELOCITY INVESTMENTS, LLC.

By:	/s/ Peter Ragan, Jr.

Peter Ragan, Jr.
President

Date: ______________________________, 2008

S-2

EXHIBIT D

CONFIDENTIAL PURCHASER QUESTIONNAIRE

Please review, sign on page 6, and return to:

Velocity Asset Management, Inc.
1800 Route 34 North, Building 4, Suite 404B
Wall, NJ 07719

Attention: James J. Mastriani

Phone: (732) 556-9090
Fax: (732) 783-0406

CONFIDENTIAL PURCHASER QUESTIONNAIRE

VELOCITY INVESTMENTS, LLC

THIS QUESTIONNAIRE MUST BE ANSWERED FULLY AND RETURNED ALONG WITH YOUR COMPLETED SUBSCRIPTION AGREEMENT IN CONNECTION WITH YOUR PROSPECTIVE PURCHASE OF SECURITIES FROM VELOCITY INVESTMENTS, LLC (THE “COMPANY”).

THE INFORMATION SUPPLIED IN THIS QUESTIONNAIRE WILL BE HELD IN STRICT CONFIDENCE. NO INFORMATION WILL BE DISCLOSED EXCEPT TO THE EXTENT THAT SUCH DISCLOSURE IS REQUIRED BY LAW OR REGULATION, OTHERWISE DEMANDED BY PROPER LEGAL PROCESS OR IN LITIGATION INVOLVING THE COMPANY.

Capitalized terms used herein without definition shall have the respective meanings given such terms as set forth in the Subscription Agreement between Velocity Investments, LLC. and the subscriber signatory thereto (the “Subscription Agreement”).

          (1) The undersigned represents and warrants that he, she or it comes within at least one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the undersigned comes within that category. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A _____	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B _____

The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C _____	The undersigned is a director or executive officer of the Company which is issuing and selling the Securities.

Category D _____

The undersigned is a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”); a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors (describe entity).

Category E _____	The undersigned is a private business development company as defined in section 202(a) (22) of the Investment Advisors Act of 1940 (describe entity).

Category F _____

The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000 (describe entity).

Category G _____

The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H _____

The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Purchaser Questionnaire (describe entity).

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the applicable Closing (as defined in the Memorandum) in the event that the representations and warranties in this Purchaser Questionnaire shall cease to be true, accurate and complete.

(2)	Suitability (please answer each question)

	(a)	For an individual, please describe your current employment, including the company by which you are employed and its principal business:

	(b)	For an individual, please describe any college or graduate degrees held by you:

	(c)	For all subscribers, please list types of prior investments:

	(d)	For all subscribers, please state whether you have you participated in other private placements before:

YES __________	NO __________

(e)	If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies

Frequently

Occasionally

Never

(f)	For individuals, do you expect your current level of income to significantly decrease in the foreseeable future?

YES	________	NO	__________

(g)	For trust, corporate, partnership and other institutional subscribers, do you expect your total assets to significantly decrease in the foreseeable future?

YES	________	NO	__________

(h)

For all subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you?

YES	________	NO	__________

(i)	For all subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the Securities for which you seek to purchase?

YES	________	NO	__________

(j)	For all subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES	________	NO	__________

(3)	Manner in which title is to be held: (circle one)

	(a)	Individual Ownership

	(b)	Community Property

	(c)	Joint Tenant with Right of Survivorship (both parties must sign)

	(d)	Partnership

	(e)	Tenants in Common

	(f)	Company

	(g)	Trust

	(h)	Other

(4)	FINRA Affiliation.

Are you affiliated or associated with an FINRA member firm (please check one):

YES	________	NO	__________

If Yes, please describe how you are affiliated/associated:

*If subscriber is a Registered Representative with an FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by the FINRA Conduct Rules.

Name of FINRA Member Firm

By:

Authorized Officer

Date:

(5)	For Trust Subscribers

          A. Certain trusts generally may not qualify as accredited investors except under special circumstances. Therefore, if you intend to purchase the shares of the Company’s stock in whole or in part through a trust, please answer each of the following questions.

          Is the trustee of the trust a national or state bank that is acting in its fiduciary capacity in making the investment on behalf of the trust?

YES	☐	NO	☐

          Does this investment in the Company exceed 10% of the trust assets?

YES	☐	NO	☐

          B. If the trust is a revocable trust, please complete Question 1 below. If the trust is an irrevocable trust, please complete Question 2 below.

1.	REVOCABLE TRUSTS

Can the trust be amended or revoked at any time by its grantors:

YES	☐	NO	☐

If yes, please answer the following questions relating to each grantor (please add sheets if necessary):

Grantor Name: _________________________

          Net worth of grantor (including spouse, if applicable), including home, home furnishings and automobiles exceeds $1,000,000?

YES	☐	NO	☐

OR

          Income (exclusive of any income attributable to spouse) was in excess of $200,000 for 2006 and 2007 and is reasonably expected to be in excess of $200,000 for 2008?

YES	☐	NO	☐

OR

          Income (including income attributable to spouse) was in excess of $300,000 for 2006 and 2007 and is reasonably expected to be in excess of $300,000 for 2008?

YES	☐	NO	☐

2.	IRREVOCABLE TRUSTS

If the trust is an irrevocable trust, please answer the following questions:

Please provide the name of each trustee:

Trustee Name:

Trustee Name:

Does the trust have assets greater than $5 million?

YES	☐	NO	☐

Do you have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company?

YES	☐	NO	☐

Indicate how often you invest in:

Marketable Securities

Often ☐	Occasionally ☐	Seldom ☐	Never ☐

Restricted Securities

Often ☐	Occasionally ☐	Seldom ☐	Never ☐

Venture Capital Companies

Often ☐	Occasionally ☐	Seldom ☐	Never ☐

          The undersigned has been informed of the significance to the Company of the foregoing representations and answers contained in this Confidential Purchaser Questionnaire and such representations and answers have been provided with the understanding that the Company and the Selling Agent will rely on them.

Individual

Date:

Name of Individual
(Please type or print)

Signature of Individual

Name of Joint Owner
(Please type or print)

Signature (Joint Owner)

Partnership, Corporation or
Other Entity

Date:

Print or Type Entity Name

	By:	Name:

Print or Type Name

Title:

Signature

Title:

Signature (other authorized signatory)

Exhibit E

NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF AT ANY TIME IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

NOTICE OF SUBORDINATION

          THIS NOTE IS SUBORDINATED TO ALL SENIOR INDEBTEDNESS (AS DEFINED HEREIN) OWING TO WELLS FARGO FOOTHILL, LLC, AND CERTAIN OTHER LENDERS. BY ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE SUBORDINATION PROVISIONS SET FORTH HEREIN.

VELOCITY INVESTMENTS, LLC
a New Jersey limited liability company

14% SUBORDINATED NOTE

No. __
$ _______	May __, 2008

          FOR VALUE RECEIVED, VELOCITY INVESTMENTS, LLC, a New Jersey limited liability company (the “Company”), hereby promises to pay to ________________, (hereinafter referred to as the “Holder”), or registered assigns, the principal sum of _____________ Dollars ($_______), with interest at a rate of fourteen percent (14.0%) per annum.

1. This Note. Unless this subordinated note (“Note”) is otherwise redeemed pursuant to Section 5 hereof, interest and principal on this Note shall be payable at the address indicated in the Subscription Agreement executed by the Holder in connection with the investment in this Note or any such other address as the Holder may from time to time designate in writing to the Company, regardless of whether payment becomes due on the Maturity Date (as defined below) or upon the occurrence of an Event of Default (as defined below).

2. Payment of Principal and Interest. This Note will mature on May __, 2011 (the “Maturity Date”). Interest shall be payable quarterly in arrears beginning on the last day of the month that is four months from the date of this Note (each, an “Interest Payment Date”). Interest shall be computed based on the actual number of days elapsed, but on the basis of a 360-day year of twelve 30-day months calculated on the unpaid balance of the principal sum from the date of issue. Principal shall be due and payable upon the Maturity Date or upon the occurrence of an Event of Default (as defined below). Except as provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

3. Security Interest

          (a) To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of the Company to the Holder under this Note (the “Obligations’), the Company hereby assigns, pledges and grants to Holder, a continuing subordinated security interest in and lien upon all of the Company’s property and assets (the “Collateral”), whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interest, including without limitation, all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all accounts, inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks, tradestyles, patents and copyrights in which the Company now has or hereafter may acquire any right, title or interest, all books, records, computer programs, tapes, disks, and related data processing software that at any time evidence or contain information relating to Collateral or are otherwise necessary or helpful in the collection thereof or realization thereof; all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. The Company authorizes the Holder to file such financing statements and amendments thereto and all other documents and instruments and to do such other acts and things as are reasonably necessary to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other ·rights and security contemplated hereby all in accordance with the Uniform Commercial Code of the State of New Jersey as in effect from time to time. The security interest granted hereby shall be prior in right to all other security interests granted by the Maker in its assets, except that such security interest will be junior in right to the security interest held by Wells Fargo Foothill, LLC as set forth in Section 4 of this Note.

4. Subordination. The Holder hereby irrevocably and unconditionally subordinates his, her or its right of payment and collection under this Note to all Senior Indebtedness of the Company. “Senior Indebtedness” shall mean all indebtedness of the Company, including, without limitation, the Company’s obligations under that certain Loan and Security Agreement, dated as of January 27, 2005 (as heretofore or hereafter amended, from time to time, the “WFF Loan Agreement”), among Velocity Asset Management, Inc., the Company and WFF, but “Senior Indebtedness” shall not include any other indebtedness of the Company incurred following the issuance of this Note that qualifies as long-term debt in accordance with U.S. generally accepted accounting principles. In furtherance of the foregoing, except as expressly permitted herein, the Company will not make, and no Holder of this Note will accept or receive, any payment of this Note until all the Senior Indebtedness has been indefeasibly paid in full in cash. If any Holder of this Note shall receive any payment on account of this Note in violation of the subordination provisions of this Note, it shall hold such payment in trust for the benefit of the holders of the Senior Indebtedness and, promptly upon discovery or notice of such violation, pay it over to such holders for application in payment of the Senior Indebtedness. So long as no Default or Event of Default (as such terms are defined in the WFF Loan Agreement) shall have occurred and be continuing, or would result therefrom, the Company may pay to the Holder and the Holder may accept and retain, (i) regularly scheduled payments of interest and principal as and at the times when due and payable under this Note, as originally executed and delivered, or, with the prior written consent of WFF, as amended and (ii) with the prior written consent of WFF, other payments prior to the due date thereof, including, but not limited to, those arising upon the acceleration of the Company’s obligations hereunder pursuant to Section 9 herof. The holders of the Senior Indebtedness are intended to be third-party beneficiaries of this Note. As such, this Note may not be modified except by an instrument in writing signed by the holders of the Senior Indebtedness.

5. Call of Notes by the Company. The Company shall not, directly or indirectly, call for redemption, redeem, prepay, repurchase, or otherwise acquire (any such event referred to herein as a “call”) this Note or any portion thereof except as set forth in this Section 6.

          a. Optional Redemption Upon Call by the Company. Beginning on the date hereof, the Company may, at its option, call this Note at a price equal to the outstanding principal sum of, plus accrued but unpaid interest on, any late charges associated with this Note and a call premium as follows:

(i)	From the date hereof through November __, 2008 - 104.0% of the principal amount

(ii)	From November __, 2008 through May __, 2009 - 103.0% of the principal amount

(iii)	From May __, 2009 through November __, 2010 - 102.0% of the principal amount

(iv)	From November __, 2010 through May __, 2010 - 101.0% of the principal amount

(v)	From May __, 2009 through November __, 2010 - 100.5% of the principal amount

          b. Notice of Call. The right of the Company to call this Note pursuant to this Section 6 shall be conditioned upon the Company’s giving notice of such call (the “Call Notice”, and the date the Call Notice is given being referred to as the “Call Notice Date”), by personal delivery, overnight courier, certified mail or by facsimile, signed by an authorized officer, to the Holder of this Note, not less than sixty (60) days prior to the date upon which the call is to be effective (the “Call Effective Date”). The Call Notice shall be irrevocable and shall specify the Call Effective Date, which may not be less than 60 days after the Call Notice Date.

6. Transfer. Subject to the provisions of the legend above, this Note is freely transferable, in whole or in part, by the Holder, and such transferee shall have the same rights hereunder as the Holder. The Company may not assign or delegate any of its obligations under this Note without the prior written consent of the Holder (or its successor, transferee or assignee). Upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor, dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of this Note so surrendered, will be issued to and registered in the name of the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payments and for all other purposes.

7. Note Register. This Note is transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered holder of this Note as the Holder appears on the Company’s books at any time as the Holder for all purposes.

8. Defaults and Remedies. The entire unpaid principal of this Note shall become and be immediately due and payable upon written demand by the Holder, without any other notice or demand of any kind or any presentment or protest, if any one of the following events (each, an “Event of Default”) shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

          a. the Company is delinquent in payment of any interest for a period of more than 30 days or the Company fails to pay the entire principal amount of this Note within ten days after the Maturity Date;

          b. the Company defaults in any of its other financial obligations in excess of $500,000 that are not cured within 30 days;

          c. the Company, pursuant to or within the meaning of any applicable U.S. federal and state laws relating to bankruptcy, insolvency, winding up, administration, receivership and other similar matters for the relief of creditors (each, a “Bankruptcy Law”):

                    i. commences a voluntary case;

                    ii. consents to the entry of an order for relief against it in an involuntary case;

                    iii. consents to the appointment of a custodian of it or for any substantial part of its property;

                    iv. makes a general assignment for the benefit of its creditors; or

                    v. is unable to, or admits in writing its inability to, pay its debts as they become due.

          d. there shall be commenced against the Company any case, proceeding or action of the type referred to below or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    i. is for relief against the Company in an involuntary case;

                    ii. appoints a custodian of the Company or for any substantial part of its property; or

                    iii. orders the winding up or liquidation of the Company.

Upon an Event of Default, without any further notice or demand, in addition to and not in limitation of any other rights or remedies which the Holder may otherwise have, the Company shall pay the Holder a late charge computed at the rate of 18% per annum of the amount not paid. Notwithstanding the foregoing, an Event of Default under Section 9(b) hereof shall not constitute an Event of Default without written notice from the holders of a majority of the principal amount of the Notes then outstanding.

9. Parity of Notes. In the event any other holder of notes issued contemporaneously with this Note (each, and “Offering Note” and, collectively, the “Offering Notes”) elects to accelerate the Offering Note held by such holder as a result of an Event of Default, the Company shall notify the Holder of this Note of such event and all holders of Offering Notes shall be deemed to have equal parity.

10. Loss, Etc., of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory, to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Note if mutilated, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

11. Amendment, Waiver Etc., By Holder. The terms of this Note may be amended or waived upon the written consent of the Company and the Holder.

12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.

13. Waiver. The Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. If an action is brought for collection under this Note, the Holder shall be entitled to receive all costs of collection, including, but not limited to, its reasonable attorneys’ fees.

[Signature Page Follows]

          WITNESS the following signature and seal:

VELOCITY INVESTMENTS, LLC

By:	/s/ Peter Ragan, Jr.

Peter Ragan, Jr.
President

[Corporate Seal]

Exhibit F

SUBORDINATION AGREEMENT

          THIS SUBORDINATION AGREEMENT (this “Agreement”), is dated as of May __, 2008, by and among:

          Each of the individuals and entities now or hereafter executing a counterpart signature page hereto for a “Subordinated Lender” (each, a “Subordinated Lender”, and collectively, the “Subordinated Lenders”); and

          WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company (“Senior Lender”), which is the Lender under that certain Loan and Security Agreement, dated as of January 27, 2005, by and between VELOCITY INVESTMENTS, L.L.C., a New Jersey limited liability company (“Borrower”), and Senior Lender, as successor-in-interest to Wells Fargo Foothill, Inc. (as the same has been and may hereafter be amended, restated, renewed, replaced, supplemented, extended or otherwise modified from time to time, the “Loan Agreement”).

W I T N E S S E T H  T H A T:

          In order to induce Senior Lender to continue to make the financial accommodations to Borrower provided for in the Loan Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Subordinated Lender hereby agrees with Senior Lender that, so long as any Senior Indebtedness (as hereinafter defined) is outstanding or committed to be advanced, each such party will comply with such of the following provisions as are applicable to it.

          1. Certain Definitions.

          1.1 Insolvency Proceeding. The term “Insolvency Proceeding” shall mean any voluntary or involuntary dissolution, winding-up, total or partial liquidation, reorganization or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving Borrower or any guarantor of the Senior Indebtedness, or the readjustment of the liabilities of Borrower or such guarantor or any assignment for the benefit of creditors or any marshalling of the assets or liabilities of Borrower or such guarantor.

          1.2 Senior Indebtedness. The term “Senior Indebtedness” shall mean any and all loans, advances, extensions of credit to, and all other indebtedness, obligations and liabilities, now existing or hereafter arising, direct or contingent, of Borrower now or hereafter owing to Senior Lender, outstanding from time to time, arising under or in connection with the Loan Agreement, and any and all indebtedness to Senior Lender in respect of any and all future loans or advances or extensions of credit made to Borrower by Senior Lender, prior to, during or following any proceeding in respect of any Insolvency Proceeding, together with interest thereon and all fees, expenses and other amounts (including costs of collection and reasonable attorneys’ fees) at any time owing to Senior Lender, whether arising in connection with the Loan Agreement or such other indebtedness (regardless of the extent to which the Loan Agreement or such other indebtedness is enforceable against Borrower and regardless of the extent to which such amounts are allowed as claims against Borrower in any Insolvency Proceeding, and including any interest thereon accruing after the commencement of any Insolvency Proceeding and any other interest that would have accrued thereon but for the commencement of such Insolvency Proceeding) and all advances made for the preservation, maintenance, insurance or protection of any collateral securing any of the foregoing, and all refinancings of the foregoing, and all guaranties of the foregoing. All Senior Indebtedness shall be entitled to the benefits of this Agreement without notice thereof being given to Subordinated Lenders.

          1.3 Subordinated Indebtedness. The term “Subordinated Indebtedness” shall mean all existing and hereafter arising indebtedness, obligations and liabilities of Borrower to any or all of the Subordinated Lenders and the obligations of each Person that guarantees or grants a security interest in or lien against such Person’s property to secure, or otherwise is or becomes liable for, payment of any Senior Indebtedness that is also a party (other than the Subordinated Lenders) to or in respect of any agreement or instrument securing or guaranteeing any of Borrower’s obligations to any Subordinated Lender, whether direct or contingent, including any and all accounts payable, advances of funds or property, principal, interest, fees, expenses and any sums owing in connection with the redemption or repurchase of any equity interests in Borrower held by any of the Subordinated Lenders, and all claims, rights, causes of action, judgments and decrees in respect of the foregoing, including, without limitation:

          (a) all indebtedness and obligations under all 14% Subordinated Notes executed by Borrower, payable to the order of any Subordinated Lender (collectively, the “Subordinated Notes”); and

          (b) the obligations of each party (other than a Subordinated Lender) to, under or in respect of any agreement or instrument securing or guaranteeing any of Borrower’s obligations to any Subordinated Lender under the Subordinated Notes (the Subordinated Notes and any other agreement evidencing or relating to Subordinated Indebtedness being hereinafter collectively referred to as the “Subordinated Agreements”).

For the purposes of this Agreement, the term “Subordinated Lenders” shall mean the Subordinated Lenders named in the preamble to this Agreement, their respective heirs, legal representatives, successors and assigns, and any and all assignees or holders of Subordinated Indebtedness.

          1.4 Other Capitalized Terms. Except as otherwise specified herein, capitalized terms used in this Agreement which are defined in the Loan Agreement have the same meanings herein as therein.

          2. Representations and Warranties. Each of the Subordinated Lenders hereby represents and warrants to Senior Lender that there is no default in respect of any Subordinated Indebtedness owing to such Subordinated Lender, and the Subordinated Lenders have delivered to Senior Lender true and correct copies of each of the Subordinated Agreements as in effect on the date hereof.

          3. Terms of Subordination.

          3.1 No Transfer. No Subordinated Lender shall sell or otherwise dispose of any of the Subordinated Indebtedness except with the prior, written consent of Senior Lender and except to a Person who agrees in advance in writing, pursuant to an agreement in form acceptable to Senior Lender, to become a party hereto. A Subordinated Lender shall give Senior Lender at least thirty (30) days’ prior, written notice of any such proposed transfer stating the identity of the transferee and providing such other information as Senior Lender shall require.

          3.2 Payment Subordinated. Anything in the instruments or agreements evidencing Subordinated Indebtedness to the contrary notwithstanding, the payment of the Subordinated Indebtedness is and shall be expressly subordinate and junior in right of payment and exercise of remedies to the prior indefeasible payment in full in cash of the Senior Indebtedness to the extent and in the manner provided herein, and the Subordinated Indebtedness is hereby subordinated as a claim against Borrower or any guarantor of the Senior Indebtedness or any of the assets of, or ownership interests in, Borrower or such guarantor, whether such claim be (i) in the event of any distribution of the assets of Borrower or such guarantor upon any Insolvency Proceeding, or (ii) other than in connection with an Insolvency Proceeding, to the prior indefeasible payment in full in cash of the Senior Indebtedness. In furtherance of the foregoing, except as expressly permitted by Section 3.7 hereof, or unless Senior Lender shall otherwise consent in writing, Borrower will not make, and no holder of Subordinated Indebtedness will demand, accept or receive, any payment of Subordinated Indebtedness until all the Senior Indebtedness has been indefeasibly paid in full in cash, except to the extent filing of a claim is required to avoid the effect of any applicable statute of limitations. In the event that all or any part of payment of the Senior Indebtedness is rescinded or recovered directly or indirectly from Senior Lender as a preference, fraudulent transfer or otherwise (whether by demand, settlement, litigation or otherwise), such rescinded or recovered payments shall constitute Senior Indebtedness for all purposes hereunder and the obligations of Subordinated Lenders hereunder shall continue and remain in full force and effect or be reinstated, as the case may be.

          3.3 Distributions in Insolvency Proceeding. In the event of any Insolvency Proceeding relative to Borrower or any guarantor of the Senior Indebtedness or such party’s property, all of the Senior Indebtedness owed by Borrower shall first be indefeasibly paid in full in cash before any payment on account of principal, premium or interest or otherwise is made upon or in respect of the Subordinated Indebtedness, and in any such proceedings any payment or distribution of any kind or character, whether in cash or property or securities which may be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to Senior Lender for application in payment of the Senior Indebtedness, unless and until all such Senior Indebtedness shall have been indefeasibly paid and satisfied in full in cash. In the event that, notwithstanding the foregoing, upon any such Insolvency Proceeding, any payment or distribution of assets of Borrower or a guarantor of the Senior Indebtedness of any kind or character, whether in cash, property or securities, shall be received by any holder of the Subordinated Indebtedness before all Senior Indebtedness is indefeasibly paid in full in cash, such payment or distribution shall be immediately paid over to the holder of the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid until all Senior Indebtedness shall have been indefeasibly paid in full in cash, after giving effect to any concurrent payment or distribution to the holder of Senior Indebtedness.

          3.4 Attorneys-in-Fact, Proof and Voting of Claims.

          (a) Attorneys-in-Fact. Each Subordinated Lender, for himself or herself or itself and his or her or its heirs, legal representatives, successors and assigns, hereby irrevocably authorizes and directs Senior Lender and any trustee in bankruptcy, receiver, custodian or assignee for the benefit of creditors of Borrower or any guarantor of the Senior Indebtedness in any Insolvency Proceeding, on such Subordinated Lender’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided for in this Agreement and irrevocably appoints, which appointment is coupled with an interest, upon any Event of Default under the Loan Agreement and during the continuance thereof or any failure to comply with the terms of this Agreement, Senior Lender or any such trustee, receiver, custodian or assignee, his or her or its attorneys-in-fact for such purpose with full powers of substitution and revocation.

          (b) Proof and Vote of Claims. Each Subordinated Lender hereby irrevocably appoints, which appointment is irrevocable and coupled with an interest, Senior Lender as such Subordinated Lender’s true and lawful attorney, with full power of substitution, in the name of such Subordinated Lender, Senior Lender, or otherwise, for the sole use and benefit of Senior Lender, to the extent permitted by law, to prove and vote all claims relating to the Subordinated Indebtedness, either in the name of Senior Lender or in the name of such Subordinated Lender, by proof of debt, proof of claim, suit or otherwise, to collect any assets of Borrower or any guarantor of the Senior Indebtedness and to receive and collect all distributions, securities, property and payments to which such Subordinated Lender would be otherwise entitled on any liquidation of Borrower or such guarantor or any of its property or in any proceeding affecting Borrower or such guarantor or its property under any bankruptcy or insolvency laws or any laws or proceedings relating to the relief of Borrower or such guarantor, readjustment, composition or extension of indebtedness or reorganization, provided, however, that if Senior Lender shall not have made and presented a proof of claim in connection with the Subordinated Indebtedness (or any portion thereof) on or before 15 days prior to the bar date for the filing of such proof of claim, then a Subordinated Lender may make and present such proof of claim in any Insolvency Proceeding. In no event shall Senior Lender be liable to any Subordinated Lender for any failure to prove the Subordinated Indebtedness, to exercise any right with respect thereto or to collect any sums payable thereon.

          (c) No Interference. In addition, each Subordinated Lender agrees that to the extent such Subordinated Lender holds any Subordinated Indebtedness at the relevant time, it will not take any action as the holder of any such Subordinated Indebtedness that will impede, interfere with or restrict or restrain the exercise by Senior Lender of rights and remedies under the Loan Documents and, upon the commencement of any Insolvency Proceeding, such Subordinated Lender will take such commercially reasonable actions as the holder of any such Subordinated Indebtedness as may be reasonably necessary or appropriate to effectuate the subordination provided hereby. In furtherance thereof, such Subordinated Lender, in its capacity as a holder of Subordinated Indebtedness, hereby agrees not to (i) object to the amount of the Senior Indebtedness allowed or permitted to be asserted under the Bankruptcy Code or the extent to which the Senior Indebtedness is deemed a secured claim, (ii) oppose or object to any motion filed or supported by Senior Lender for relief from stay or for adequate protection in respect of the Senior Indebtedness, and (iii) oppose or object to any motions supported by Senior Lender for Borrower’s or any guarantor’s use of cash collateral or post-petition borrowing from Senior Lender or any proposed sale of Borrower’s assets pursuant to Section 363 of the Bankruptcy Code.

          3.5 Effect of Provisions. The provisions hereof as to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of the Subordinated Indebtedness on the other hand, and none of such provisions shall impair, as between Borrower and the holders of its Subordinated Indebtedness, the obligations of Borrower, which are unconditional and absolute, to pay to such holders all of the Subordinated Indebtedness in accordance with the terms thereof, nor, except as provided in Section 7 below, shall any such provisions prevent the holders of Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law or under the terms of such Subordinated Indebtedness upon a default thereunder, subject to the rights, if any, of the holders of Senior Indebtedness under the foregoing provisions of this Agreement.

          3.6 Subrogation, Etc. Each holder of Subordinated Indebtedness hereby subordinates to the Senior Indebtedness all rights to be subrogated to the rights of the holders of the Senior Indebtedness in respect of payments made, or distributions of assets of Borrower, on the Senior Indebtedness, until the payment in full in cash of the Senior Indebtedness.

          3.7 Permitted Payments. Borrower may, from time to time, pay or cause to be paid to any Subordinated Lender, and such Subordinated Lender may accept and retain, so long as no Default or Event of Default under the Loan Agreement shall have occurred and be continuing, or would result therefrom, (a) regularly scheduled payments of interest as and at the times when due and payable under the Subordinated Indebtedness, as originally executed and delivered, and (b) payments or prepayments of principal of the Subordinated Indebtedness, only with the prior written consent of the Senior Lender.

          4. Agreement to Hold in Trust. If any holder of Subordinated Indebtedness shall receive any payment on account of the Subordinated Indebtedness in violation of this Agreement, it shall hold such payment in trust for the benefit of the holders of the Senior Indebtedness and, promptly upon discovery or notice of such violation, pay it over to such holders for application in payment of the Senior Indebtedness.

          5. Amendments to Subordinated Agreements / Liens on Collateral. Each Subordinated Lender covenants and agrees that, unless Senior Lender otherwise consents thereto in writing, (a) such Subordinated Lender will not amend any of the provisions of any of the Subordinated Agreements, and (b) such Subordinated Lender will not obtain liens on or security interests in the Collateral as security for the Subordinated Indebtedness, and that to the extent any such liens or security interests are created on or in the Collateral (by operation of law or otherwise) all such liens and security interests shall be fully subordinated and junior to the liens on and security interests in the Collateral in favor of Senior Lender.

          6. Evidence of Subordinated Indebtedness/Legend. Each Subordinated Lender, for himself or herself or itself and his or her or its heirs, legal representatives, successors and assigns as holders of Subordinated Indebtedness, covenants to cause each agreement and instrument representing or evidencing any of the Subordinated Indebtedness issued or executed by Borrower and held by any Subordinated Lender to have affixed upon it a legend which reads substantially as follows:

“THIS INSTRUMENT IS SUBJECT TO A SUBORDINATION AGREEMENT DATED AS OF MAY __, 2008, AMONG THE SUBORDINATED LENDERS (AS DEFINED THEREIN), AND WELLS FARGO FOOTHILL, LLC, AS SENIOR LENDER, OR ANY REPLACEMENT THEREOF. BY ITS ACCEPTANCE OF THIS INSTRUMENT, THE HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AGREEMENT OR ITS REPLACEMENT TO THE SAME EXTENT THAT THE SUBORDINATED LENDERS ARE BOUND.”

Each Subordinated Lender hereby further covenants and agrees, at the request of Senior Lender, to pledge and deliver to Senior Lender any and all promissory notes or other negotiable instruments evidencing Subordinated Indebtedness and to assign and deliver to Senior Lender any and all collateral therefor as security for such Subordinated Lender’s obligations under this Agreement. Senior Lender agrees promptly to release and redeliver same to Subordinated Lenders upon payment in full of the Senior Indebtedness.

          7. Limit on Right of Action. Each Subordinated Lender, for himself or herself or itself and his or her or its heirs, legal representatives, successors and assigns, agrees for the benefit of the holders of the Senior Indebtedness that, except as otherwise provided herein, so long as the Senior Indebtedness remains outstanding or committed to be advanced, such Subordinated Lender will not, directly or indirectly, take any action to accelerate or demand payment of the Subordinated Indebtedness by Borrower or any guarantor of the Senior Indebtedness, to collect or receive any direct or indirect payment or distribution of assets of any kind or character, whether in cash, properties or securities, by setoff or otherwise, on or with respect to the Subordinated Indebtedness, to exercise any of its remedies in respect of the Subordinated Indebtedness, to initiate or join with any creditor in initiating any Insolvency Proceeding of, or litigation against, Borrower or any guarantor of the Senior Indebtedness, or to foreclose or otherwise realize on any security given by Borrower or any other person to secure the Subordinated Indebtedness prior to the payment in full in cash of the Senior Indebtedness. The foregoing provisions of this Section 7 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the holders of the Subordinated Indebtedness on the other and shall not otherwise limit or affect any rights which the holders of the Subordinated Indebtedness may have against Borrower under the terms of the agreements evidencing the Subordinated Indebtedness.

          8. Marshaling. Each Subordinated Lender, for himself or herself or itself and his or her or its heirs, legal representatives, successors and assigns, hereby expressly waives any right that he or she or it otherwise might have to require the holders of Senior Indebtedness to marshal any of the property of Borrower or any guarantor of the Senior Indebtedness, to resort to Collateral in any particular order or manner, whether provided for by common law or statute, or to enforce any guaranty or any Lien given by Borrower as a condition precedent or concurrent to the exercise of any of their remedies.

          9. Additional Rights of Senior Lender. If any Subordinated Lender, in violation of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against Borrower or any guarantor of the Senior Indebtedness, Borrower or such guarantor may interpose as a defense or plea the making of this Agreement and Senior Lender may intervene and interpose such defense or plea in Senior Lender’s name or in the name of Borrower or such guarantor. If any Subordinated Lender, in violation of this Agreement, shall attempt to enforce any security agreement, real estate mortgage, deed of trust, guaranty or any Lien Instrument or other encumbrance, Senior Lender may, by virtue of this Agreement, restrain the enforcement thereof in Senior Lender’s name or in the name of Borrower. If any Subordinated Lender obtains any assets of Borrower or a guarantor of the Senior Indebtedness as a result of any administrative, legal or equitable action, or otherwise, such Subordinated Lender agrees forthwith to pay, deliver and assign to Senior Lender any such assets for application to the Senior Indebtedness.

          10. Subsequent Changes. Each Subordinated Lender expressly agrees that Senior Lender may, in its sole and absolute discretion, without notice to or further assent of such Subordinated Lender or any holder of Subordinated Indebtedness and without in any way releasing, affecting or impairing the obligations and liabilities of such Subordinated Lender or holder hereunder: (a) waive compliance with, or any default under, or grant any other indulgences with respect to, the Loan Documents (including, without limitation, any waiver of a condition to an Advance); (b) modify, amend or change any provisions of the Loan Documents (including, without limitation, any changes to the interest rates, payment schedules or maximum amount of the Senior Indebtedness); (c) grant extensions or renewals of or with respect to the Loan Documents, and/or effect any release, compromise or settlement in connection therewith; (d) agree to the substitution, exchange, release or other disposition of Borrower, any guarantor or other obligor of the Senior Indebtedness or of all or any part of the collateral securing the Senior Indebtedness (whether or not anything or any amount is received in return therefore); (e) make advances for the purpose of performing any term or covenant contained in the Loan Documents, with respect to which Borrower shall be in default; (f) assign or otherwise transfer the Loan Documents, including, without limitation, this Agreement, or any interest therein; and (g) deal in all respects with Borrower, the Senior Indebtedness or any Collateral or guaranty securing the Senior Indebtedness as if this Agreement were not in effect. The obligations of the Subordinated Lenders under this Agreement shall be absolute and unconditional, irrespective of the genuineness, validity, regularity, enforceability or priority of the Loan Documents or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor. No exercise or nonexercise by Senior Lender of any right given to it hereunder or under the Loan Documents, and no change, impairment or suspension of any right or remedy of Senior Lender, shall in any way affect any Subordinated Lender’s obligations hereunder or give any Subordinated Lender any recourse against Senior Lender. No right of any current or future holder of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower; by any act or failure to act by any such holder, by any act or failure to act by any other holder of the Senior Indebtedness, or by any noncompliance by Borrower with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

          11. Waivers. Each Subordinated Lender hereby expressly waives: (a) notice of acceptance of this Agreement; (b) notice of any default hereunder or under the Loan Documents and of all indulgences; (c) demand for observance or performance of, or enforcement of, any terms or provisions of the Loan Documents; (d) notice of extensions of credit by Senior Lender to Borrower and of any change in the rate at which interest accrues under the Loan Documents; (e) except as set forth herein, all other notices and demands otherwise required by law which such Subordinated Lender may lawfully waive; (f) the right to assert in any action or proceeding hereupon any setoff, counterclaim or other claim which it may have against Senior Lender; (g) all rights of subrogation, reimbursement or contribution against Borrower or any guarantor of the Senior Indebtedness which might otherwise arise by reason of such Subordinated Lender’s execution or performance of this Agreement, until payment in full in cash of the Senior Indebtedness; (h) all rights (statutory or otherwise) that require Senior Lender to make an election of remedies where Senior Lender holds security interests and liens on both the real and personal property of Borrower, any guarantor of or any other obligor on the Senior Indebtedness or to take recourse first or solely against any particular Collateral securing the Loan Agreement or the other Loan Documents; (i) all rights (statutory or otherwise) that restrict, affect or impair the rights or remedies of Senior Lender to collect any deficiency after the application to the Obligations of any proceeds arising from the foreclosure of security interests and liens granted to Senior Lender; (j) any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by any party hereto; and (k) so long as this Agreement remains in effect, the benefit of all other principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof.

          12. Indulgences Not Waivers. Neither the failure nor any delay on the part of Senior Lender to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

          13. Covenant Not to Challenge. This Agreement has been negotiated by the parties with the expectation and in reliance upon the assumption that the instruments and documents evidencing the Senior Indebtedness and the Subordinated Indebtedness are valid and enforceable. In determining whether to enter into this Agreement, Subordinated Lenders, on the one hand, and Senior Lender, on the other hand, have assumed such validity and enforceability, and have agreed to the provisions contained herein, without relying upon any reservation of a right to challenge or call into question such validity or enforceability. As among Subordinated Lenders, on the one hand, and Senior Lender, on the other hand, such parties hereby covenant and agree, to the fullest extent permitted by law, that neither Senior Lender nor Subordinated Lenders shall initiate in any proceeding a challenge to the validity or enforceability of the documents and instruments evidencing or securing the Senior Indebtedness or the Subordinated Indebtedness, as applicable.

          14. Independent Credit Investigations. None of the Subordinated Lenders, Senior Lender, or their respective directors, officers, agents, or employees, shall be responsible to any other party for Borrower’s or any guarantor of the Senior Indebtedness’s solvency, creditworthiness, financial condition, or ability to repay any of their claims or for the accuracy of any recitals, statements, representations, or warranties of Borrower or such guarantor, oral or written, or for the validity, sufficiency, enforceability, or perfection of their claims or their respective loan documents, or any security interests or liens granted by Borrower or such guarantor to any claimant in connection therewith. Each claimant has entered into its respective financing agreements with Borrower based upon his or her or its own independent investigation, and makes no warranty or representation to the other claimant, nor does he or she or it rely upon any representation of the other claimant with respect to matters identified or referred to in this paragraph.

          15. Effect of Bankruptcy/Additional Financing. This Agreement is intended to be enforceable as a subordination agreement under Bankruptcy Code Section 510 notwithstanding the commencement of any bankruptcy or other Insolvency Proceeding by or against Borrower and, to the full extent permitted by law, shall apply with full force and effect to any indebtedness arising pursuant to debtor-in-possession financing arrangements or pursuant to financing arrangements entered into in connection with the confirmation of a plan of reorganization under Chapter 11 of the Bankruptcy Code. Each Subordinated Lender acknowledges and consents that, to the extent that Senior Lender elects at its option to provide to Borrower additional financing upon terms and conditions satisfactory to Senior Lender and Borrower, whether prior to, during, or after an Insolvency Proceeding, or at any other time prior to the Senior Indebtedness having been indefeasibly paid in full in cash to Senior Lender, such additional indebtedness (represented by such additional financing), together with any and all interest or fees thereon (collectively, the “Additional Financing”), shall become a part of the Senior Indebtedness, and shall be treated as provided under this Agreement. Further, each Subordinated Lender acknowledges and agrees that no Subordinated Lender shall object to any terms or conditions of the Additional Financing, whether in the form of debtor-in-possession financing or cash collateral use, as may be agreed to by Senior Lender and Borrower, and each Subordinated Lender acknowledges and agrees that no Subordinated Lender shall be entitled to any adequate protection under the Bankruptcy Code (whether in the form of replacement liens or adequate protection payments) nor shall any Subordinated Lender seek relief from any automatic stay until the Senior Indebtedness is indefeasibly paid in full in cash to Senior Lender.

          16. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopied communication) and mailed or telecopied or delivered to the applicable party at the addresses indicated below.

          If to Senior Lender:

Wells Fargo Foothill, LLC
14241 Dallas Parkway, Suite 1300
Dallas, Texas 75254
Attention: Loan Portfolio Manager—Velocity Investments
Telecopy No.: (972) 387-4375

          with a copy (which shall not constitute notice) to:

Kirkpatrick & Lockhart, Preston Gates Ellis LLP
1717 Main Street, Suite 2800
Dallas, Texas 75201
Attention: Gary G. Null
Telecopy No.: (214) 939-5849

If to any Subordinated Lender:

          To such Subordinated Lender at the address listed at its signature block,

          And to:

Velocity Investments, L.L.C. 3100 Route 138 West Brinley Plaza, Building 1 Wall, New Jersey 07719 Attention: James J. Mastriani Telecopy No.: (732) 556-0365

with a copy (which shall not constitute notice) to:

Ragan & Ragan, PC 3100 Route 138 West Brinley Plaza, Building 1 Wall, New Jersey 07719 Attention: W. Peter Ragan, Sr. Telecopy No.: (732) 280-4108

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other parties complying as to delivery with the terms of this Section 16. All such notices, requests, demands and other communication shall be deemed given upon receipt by the party to whom such notice is directed.

          17. Successors; Continuing Effect, Etc. This Agreement is being entered into for the benefit of Senior Lender and the holders of the Senior Indebtedness and the Subordinated Indebtedness, and their respective heirs, legal representatives, successors and assigns. This Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect so long as there are both Senior Indebtedness and Subordinated Indebtedness outstanding or committed to be advanced. The liability of each Subordinated Lender hereunder shall be reinstated and revived, and the rights of the holders of the Senior Indebtedness shall continue, with respect to any amount at any time paid on account of the Senior Indebtedness which shall thereafter be required to be restored or returned by the holders of the Senior Indebtedness in any Insolvency Proceeding (including, without limitation, any repayment made pursuant to any provision of Chapter 5 of Title 11, United States Code) or otherwise, all as though such amount had not been paid.

          18. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and no modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing signed by each of Senior Lender and Subordinated Lenders.

          19. Miscellaneous. This Agreement, which may be executed in any number of counterparts, shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in said State. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

          20. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

          (a) EACH OF THE SUBORDINATED LENDERS AND SENIOR LENDER, TO THE EXTENT THAT HE OR SHE OR IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF HIS OR HER OR ITS OBLIGATIONS ARISING HEREUNDER OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY, KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY, WAIVES ANY AND ALL OBJECTIONS HE OR SHE OR IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT HE OR SHE OR IT MAY LAWFULLY DO SO, EACH OF THE SUBORDINATED LENDERS CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE PARTIES AT THE ADDRESSES PROVIDED HEREIN. TO THE EXTENT THAT ANY SUBORDINATED LENDER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO HIMSELF OR HERSELF OR ITSELF OR HIS OR HER OR ITS PROPERTY, EACH SUBORDINATED LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF HIS OR HER OR ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO THE MAXIMUM EXTENT PERMITTED BY LAW.

          (b) WAIVER OF JURY TRIAL. EACH OF THE SUBORDINATED LENDERS AND SENIOR LENDER HEREBY VOLUNTARILY, KNOWINGLY, INTENTIONALLY, AND IRREVOCABLY WAIVES TRIAL BY JURY IN RESPECT OF ANY ACTION BROUGHT ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE SECURITY DOCUMENTS OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF SENIOR LENDER RELATING TO THE ADMINISTRATION OF THE FINANCING UNDER THE LOAN DOCUMENTS OR THE ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREES THAT NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH OF THE SUBORDINATED LENDERS HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, AND IRREVOCABLY WAIVES ANY RIGHT HE OR SHE OR IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE SUBORDINATED LENDERS CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF SENIOR LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SENIOR LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR AGENT AND SENIOR LENDERS TO MAKE OR CONTINUE TO MAKE THE LOANS.

          21. No Third-Party Beneficiaries. This Agreement is solely for the benefit of each of Senior Lender and the other holders of Senior Indebtedness, the Subordinated Lenders and their respective heirs, legal representatives, successors and assigns, and neither Borrower nor any other Person is intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. Senior Lender and Subordinated Lenders shall have the right to modify or terminate this Agreement at any time without notice to or approval of Borrower or any other Person. Nothing in this Agreement is intended to or shall impair, as among Borrower and Subordinated Lenders, the obligations of Borrower, which are absolute and unconditional, to pay the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of any Subordinated Lender and creditors of Borrower other than Senior Lender and any other holder of Senior Indebtedness.

          22. Inconsistent or Conflicting Provisions. In the event a provision of the documents evidencing or governing the Senior Indebtedness or the Subordinated Indebtedness is inconsistent or conflicts with the provisions of this Agreement, the provisions of this Agreement shall govern and prevail.

          23. Counterparts. This Agreement may be executed and delivered in counterparts, including facsimile counterpart signatures (to be followed in due course by delivery of original signature counterparts), shall be effective with respect to a party when such party has delivered its counterpart signature, and all counterparts taken together shall be deemed a single original agreement.

*The next page is a signature page*

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the day and year first above written.

SENIOR LENDER:

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company

By:

Name:

Title:

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

COUNTERPART SIGNATURE PAGE

TO

SUBORDINATION AGREEMENT

FOR A SUBORDINATED LENDER

          The undersigned Subordinated Lender, by executing this Counterpart Signature Page, (i) hereby becomes a party to the Subordination Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”), dated as of May __, 2008, by and among Wells Fargo Foothill, LLC, a Delaware limited liability company, as Senior Lender, and each Subordinated Lender who executes a Counterpart Signature Page to the Subordination Agreement, which Subordination Agreement is acknowledged by Velocity Investments, L.L.C., a New Jersey limited liability company, as Borrower, and (ii) hereby agrees to be bound by the terms, conditions, and limitations set forth in the Subordination Agreement as a Subordinated Lender (as defined in the Subordination Agreement). Execution below by or on behalf of a corporation, partnership, limited liability company, trust, or other non-individual Investor (an “Entity”) constitutes a representation and warranty that (a) the Entity is duly organized, validly existing, and in good standing under the laws of its state of organization; (b) it has full organizational power to execute and agree to the Operating Agreement and to perform its obligations thereunder; and (c) the individual executing below on behalf of such Entity has been duly authorized to do so and binds the Entity.

Individual Subordinated Lender:	Entity Subordinated Lender:

Print Name	Print Name of Entity

Signature	Signature

Address (Street/Mailing Address)	Title

Address (City, State, Zip Code)	Address (Street/Mailing Address)

Address (City, State, Zip Code)

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

ACKNOWLEDGED AND ACCEPTED AND AGREED TO BY BORROWER:

          Borrower hereby assents to the foregoing Subordination Agreement (and the terms thereof) and agrees to abide thereby and to keep, observe and perform the several matters and things therein intended to be kept, observed and performed by it, and specifically agrees not to make or permit to be made any payments contrary to the intention and terms of such Agreement.

Executed as of the __ day of May, 2008

VELOCITY INVESTMENTS, L.L.C.,
a New Jersey limited liability company

By:

Name:

Title:

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

The State of _____________

County of ________________

          Before me _____________ (here insert the name and character of the officer) on this day personally appeared ______________________________, known to me (or proved to me on the oath of _______________ or through _________________ (description of identity card or other document)) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

          (Seal)

          Given under my hand and seal of office this ______ day of _____________, A.D., _________.

________________________________________
Notary Public in and for ____________________
Notary’s Name (printed): ___________________
My commission expires: ___________________

The State of _____________

County of ________________

          Before me _____________ (here insert the name and character of the officer) on this day personally appeared ______________________________, known to me (or proved to me on the oath of _______________ or through _________________ (description of identity card or other document)) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

          (Seal)

          Given under my hand and seal of office this ______ day of _____________, A.D., _________.

________________________________________
Notary Public in and for ___________________
Notary’s Name (printed): __________________
My commission expires: ___________________

The State of _____________

County of ________________

          Before me _____________ (here insert the name and character of the officer) on this day personally appeared ______________________________, known to me (or proved to me on the oath of _______________ or through _________________ (description of identity card or other document)) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

          (Seal)

          Given under my hand and seal of office this ______ day of _____________, A.D., _________.

________________________________________
Notary Public in and for ___________________
Notary’s Name (printed): __________________
My commission expires: ___________________

Exhibit G

RISK FACTORS

          An investment in our company and the Securities involves a high degree of risk. You should carefully consider the risks below which are related to Velocity Asset Management, Inc. and its subsidiaries including Velocity Investments, LLC, together with the other information contained in this Memorandum and the attached Exhibits, before you decide to invest in our company. If any of the following risks occur, our business, results of operations and financial condition could be harmed, the trading price of our common stock and/or our Series A-1 convertible preferred stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are intended to be the material risks that are specific to us and to our industry. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause future actual results to differ materially from those contained in any historical or forward-looking statements.

Risks Related to Our Business

We have a limited operating history and our business and future prospects are difficult to evaluate.

          Prior to our acquisition of STB, Inc. (the former parent of our current subsidiaries) on February 3, 2004, our company had been inactive since 1991. STB was organized in 2003, and none of its subsidiaries has conducted business for more than five years. Due to our limited operating history, our ability to execute our business strategy is materially uncertain and our operations and prospects are subject to all risks inherent in a developing business enterprise. Our limited operating history also makes it difficult to evaluate our long term commercial viability. Our ability to execute our business strategy must be evaluated in light of the problems, expenses and difficulties frequently encountered by new businesses in general and a distressed asset management and liquidation company specifically.

We may not be able to purchase consumer receivable portfolios at favorable prices or on sufficiently favorable terms or at all.

          Our ability to execute our business strategy depends upon the continued availability of consumer receivable portfolios that meet our purchasing criteria and our ability to identify and finance the purchases of such assets. The availability of consumer receivable portfolios at favorable prices and on terms acceptable to us depends on a number of factors outside of our control, including:

•	the continuation of the current growth trend in debt;

•	the continued volume of consumer receivable portfolios available for sale;

•	competitive factors affecting potential purchasers and sellers of consumer receivable portfolios; and

•	fluctuation in interest rates.

          The market for acquiring consumer receivable portfolios is becoming more competitive, thereby possibly diminishing our ability to acquire such portfolios at attractive prices in future periods. The growth in consumer debt may also be affected by:

•	a slowdown in the economy;

•	reductions in consumer spending;

•	changes in the underwriting criteria by originators;

•	changes in laws and regulations governing lending and bankruptcy; and

•	fluctuation in interest rates.

          Any slowing of the consumer debt growth trend could result in a decrease in the availability for purchase of consumer receivable portfolios that could affect the purchase prices of such portfolios. Any increase in the prices we are required to pay for such assets in turn will reduce the possible profit, if any, we generate from such assets.

We may not be able to recover sufficient amounts from the assets we acquire to recover the costs associated with the purchase and servicing of those assets and to fund our operations.

          We acquire and collect on consumer receivable portfolios that contain charged-off receivables. In order to operate profitably over the long term, we must continually purchase and collect on a sufficient volume of receivables to generate revenue that exceeds our costs. Our inability to realize value from our receivable portfolios in excess of our expenses may compromise our ability to remain as a going concern. For accounts that are charged-off, the originators or interim owners of the receivables generally have:

•	made numerous attempts to collect on these obligations, often using both their in-house collection staff and third-party collection agencies;

•	subsequently deemed these obligations as uncollectible; and

•	charged-off these obligations.

          These receivable portfolios are purchased at significant discounts to the actual amounts the obligors owe. These receivables are difficult to collect and actual recoveries may vary and be less than the amount expected. In addition, our collections may worsen in a weak economic cycle. We may not recover amounts in excess of our acquisition and servicing costs.

          Our ability to recover on our consumer receivable portfolios and produce sufficient returns can be negatively impacted by the quality of the purchased receivables. In the normal course of our portfolio acquisitions, some receivables may be included in the portfolios that fail to conform to certain terms of the purchase agreements and we may seek to return these receivables to the seller for payment or replacement receivables. However, we cannot guarantee that any of such sellers will be able to meet their payment obligations to us. Accounts that we are unable to return to sellers may yield no return. If cash flows from operations are less than anticipated as a result of our inability to collect sufficient amounts on our receivables, our ability to satisfy our debt obligations, purchase new portfolios and our future growth and profitability may be materially adversely affected.

We are subject to intense competition for the purchase of consumer receivables that may affect our ability to purchase distressed assets at acceptable prices or at all.

          We compete with other purchasers of consumer receivable portfolios, with third-party collection agencies and with financial services companies that manage their own portfolios of these portfolios. We compete on the basis of reputation, industry experience and performance. Some of our competitors have greater capital, personnel and other resources than we have. The possible entry of new competitors, including competitors that historically have focused on the acquisition of different asset types, and the expected increase in competition from current market participants, may reduce our access to consumer receivable portfolios. Aggressive pricing by our competitors could raise the price of such distressed assets above levels that we are willing to pay, which could reduce the amount of such assets suitable for us to purchase or, if purchased by us, reduce the profits, if any, generated by such assets. If we are unable to purchase distressed assets at favorable prices or at all, our revenues and our ability to cover operating expenses may be negatively impacted and our earnings could be materially reduced.

We are dependent upon third parties, in particular, the law firm of Ragan & Ragan, P.C., to service the legal collection process of our consumer receivable portfolios.

          We are dependent upon the efforts of our third party servicers, in particular the law firm of Ragan & Ragan, P.C., to service and collect our consumer receivables. Any failure by our third party servicers to adequately perform collection services for us or remit such collections to us could materially reduce our revenues and possibly our profitability. In addition, our revenues and profitability could be materially adversely affected if we are not able to secure replacement servicers. Until December 2004, our sole servicer had been the law firm of Ragan & Ragan, P.C., the principals of which are W. Peter Ragan, Sr. and W. Peter Ragan, Jr., our vice president and a director, and president of our wholly-owned subsidiary, VI, respectively. Since December 2004, we have purchased portfolios with receivables from obligors in all 50 states, and entered into third party servicing arrangements with approximately 85 law firms under which such attorneys service and collect our consumer receivables.

It is a conflict of interest for W. Peter Ragan, Sr. to serve as a director and officer of our company and for W. Peter Ragan, Jr. to serve as an officer of our company, while also being the principals of Ragan & Ragan, P.C., our third party servicer in the State of New Jersey.

          As officers and, in the case of W. Peter Ragan, Sr., also as a director, of our company, Messrs. Ragan and Ragan have a fiduciary duty to our stockholders. However, their position as the principals of the law firm Ragan & Ragan, P.C., the primary third party servicer of our consumer receivable portfolios, interests in distressed real property and tax lien certificates, may compromise their ability to make decisions in the best interests of our stockholders.

          Each of Messrs. Ragan and Ragan devotes approximately 50% of his business time to our affairs in accordance with the terms of his respective employment agreement and the balance of his business time to his law practice which includes the representation of companies that may be deemed our competitors. Accordingly, there are potential conflicts of interest inherent in such relationship. The current agreement by and between our wholly-owned subsidiary, VI, and Ragan & Ragan P.C. is for one calendar year, and automatically extends for additional periods of one calendar year each unless terminated by us. The agreement provides for the payment to such firm of a contingency fee equal to 25% of all amounts collected and paid by the obligors. The shareholders of Ragan & Ragan, P.C. are W. Peter Ragan, Sr., our vice president and a director, and W. Peter Ragan Jr., president of our wholly-owned subsidiary, VI. During 2007 and 2006, we paid Ragan & Ragan, P.C an aggregate of $1,134,345 and $1,241,244 respectively, for services rendered in accordance with the terms of the agreements between our subsidiaries and Ragan & Ragan, P.C. Pursuant to an employment agreement dated January 1, 2004, by and between W. Peter Ragan, Sr. and us, Mr. Ragan, Sr. is entitled to an annual salary of $100,000 in consideration for his position as our Vice President and president of our wholly-owned subsidiaries, J. Holder, Inc. (“JHI”) and VOM, LLC. In addition, pursuant to an employment agreement dated January 1, 2004, by and between W. Peter Ragan, Jr. and us, Mr. Ragan, Jr. is entitled to an annual salary of $100,000 per year in consideration for his position as president of our wholly owned subsidiary, VI.

          Our subsidiary, JHI, has entered into a one-year retainer agreement with the law firm of Ragan & Ragan, P.C. and such firm has agreed to provide legal services at varying hourly rates in connection with the purchase and sale of JHI’s interests in distressed real property with a minimum fee of $1,500 per each purchase and sale. In addition, such firm is entitled to receive a finder’s fee equal to 15% of JHI’s net profit, if any, at the time of sale of any property interest referred to us by Ragan & Ragan, P.C. The retainer agreement is for a one year period commencing January 1, 2005, and renews for successive periods of one year each unless terminated by our subsidiary.

          Each of Messrs. Ragan and Ragan beneficially own approximately 13.7% of our issued and outstanding shares of common stock.

          Our subsidiary, VOM has entered into a retainer agreement with the law firm of Ragan & Ragan, P.C., in which such firm has agreed to provide legal services at varying hourly rates in connection with the foreclosure of tax lien certificates with a minimum fee of $1,500 per foreclosed tax lien certificate and a commission equal to 15% of VOM’s net profit, if any, at the time of sale of any real property acquired by VOM upon foreclosure of a tax lien certificate.

          Ragan & Ragan, P.C. is currently our third party servicer for collections in the State of New Jersey. Our third party servicing agreements with Ragan & Ragan, P.C. have terms no more favorable than our third party servicing agreements with other third party servicers in other states.

The loss of any of our executive officers may adversely affect our operations and our ability to successfully acquire distressed assets.

          John C. Kleinert, our president and chief executive officer, W. Peter Ragan, Sr., our vice president, W. Peter Ragan, Jr., president of our wholly-owned subsidiary, VI, and Mr. James J. Mastriani, our chief financial officer, chief legal officer, treasurer and secretary, are responsible for making substantially all management decisions, including determining which distressed assets to purchase, the purchase price and other material terms of such acquisitions. Although we have entered into employment agreements with each of such individuals, the loss of any of their services could disrupt our operations and adversely affect our ability to successfully acquire consumer receivable portfolios, interests in distressed real property and tax lien certificates. In addition, we have not obtained “key man” life insurance on the lives of Mr. Kleinert, Mr. Ragan, Sr., Mr. Ragan, Jr. and Mr. Mastriani.

If we are unable to access external sources of financing we may not be able to fund and grow our operations.

          We depend on loans from our credit facility and other external sources to fund and expand our operations. Our ability to grow our business is dependent on our access to additional financing and capital resources at acceptable rates. The failure to obtain financing and capital on acceptable financing terms as needed would limit our ability to purchase consumer receivable portfolios, interests in distressed real property and tax lien certificates and achieve our growth plans.

          Our agreement with Wells Fargo, our credit facility, is limited to $22,500,000. As of April 15, 2008, we have approximately $9,000,000 of credit remaining available. As such, we may have insufficient credit lines available to purchase additional receivables, unless we successfully obtain additional credit.

          We may also consider raising additional capital from time to time which financings may take the forms of private placement offerings, pipes or public offerings of equity or debt securities, or a combination thereof. Although we have no specific capital raising transactions currently under negotiation, we may determine to undertake such transactions at any time. Such transactions could include the sale of equity at less than the market price of our common stock at the time of such transaction, although we have no present intention to undertake below market transactions, and could be for gross proceeds of as low as $1,000,000 to approximately $10,000,000 or more. The terms of any such capital raising transaction would be considered by the Board of Directors at the time it is proposed by management.

We may incur substantial indebtedness from time to time in connection with our operations.

          We may incur substantial debt from time to time in connection with our purchase of consumer receivable portfolios which could affect our ability to obtain additional funds and may increase our vulnerability to economic downturns. In particular,

•

we could be required to dedicate a portion of our cash flows from operations to pay debt service costs and, as a result, we would have less funds available for operations, future acquisitions of consumer receivable portfolios, interests in distressed real property and tax lien certificates, and other purposes;

•	it may be more difficult and expensive to obtain additional funding through financings, if available at all;

•

we would be more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

•

if we defaulted under our existing senior credit facility or other indebtedness or if our lenders demanded payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

If an event of default occurs under our secured financing arrangements, it could seriously harm our operations.

          On January 27, 2005, VI entered into a Loan and Security Agreement with Wells Fargo, through which Wells Fargo agreed to provide VI with a three year $12,500,000 senior credit facility (the “Initial Credit Facility”) to finance up to 60% of the purchase price of the acquisition of individual pools of unsecured consumer receivables that are approved by Wells Fargo under specific eligibility criteria set forth in the Loan and Security Agreement. On February 27, 2006, VI entered into a First Amendment to the Loan and Security Agreement with Wells Fargo (the “Amended and Restated Loan Agreement”). Pursuant to the Amended and Restated Loan Agreement, Wells Fargo extended the Initial Credit Facility until January 27, 2009 (formerly January 27, 2008) and agreed to increase the advance rate under the credit facility to 75% (up from 60%) of the purchase price of individual pools of unsecured consumer receivables that are approved by Wells Fargo. Wells Fargo also agreed to reduce the interest rate on the loan from 3.5% above the prime rate of Wells Fargo Bank, N.A. to 1.5% above such prime rate. In addition, the amortization schedule for each portfolio has been extended from twenty-four to thirty months. Wells Fargo also agreed to reduce the personal guarantees associated with the line from $1,000,000 to $250,000. On February 23, 2007, Wells Fargo increased the line to $17,500,000 pursuant to the Third Amendment to the Loan and Security Agreement. On February 29, 2008, Wells Fargo increased the line to $22,500,000, extended the maturity date of the facility to January 2011 and eliminated limited personal guarantees, pursuant to the Fourth Amendment to the Loan and Security Agreement.

          Any indebtedness that we incur under such line of credit is secured by a first lien upon all of our assets, including all of our portfolios of consumer receivables acquired for liquidation. If we default under the indebtedness secured by our assets, those assets would be available to the secured creditor to satisfy our obligations to the secured creditor. Any of these consequences could adversely affect our ability to acquire consumer receivable portfolios, interests in distressed real property and tax lien certificates, and operate our business.

The restrictions contained in the secured financings could negatively impact our ability to obtain financing from other sources and to operate our business.

          VI has agreed to maintain certain ratios with respect to outstanding advances on the Credit Facility against the estimated remaining return value on Wells Fargo financed portfolios. As of February 29, 2008, VI has agreed to maintain at least $14,000,000 in VI’s member’s equity. In addition, the net income of VI for each calendar quarter will not be less than $350,000. We have also agreed to maintain at least $25,000,000 in stockholders’ equity and subordinated debt for the duration of the facility and the net income for each calendar quarter will not be less than $200,000.

          Our loan and security agreement contains certain restrictive covenants that may restrict our ability to operate our business. Furthermore, the failure to satisfy any of these covenants could:

•	cause our indebtedness to become immediately payable;

•	preclude us from further borrowings from these existing sources; and

•

prevent us from securing alternative sources of financing necessary to purchase consumer receivable portfolios, interests in distressed real property and tax lien certificates and to operate our business.

          As a result of our line of credit with Wells Fargo, we anticipate that we will incur significant increases in interest expense offset, over time, by expected increased revenues from consumer receivable portfolios purchased utilizing funds under such line of credit. No assurance can be given that the expected revenues from such purchased portfolios will exceed the additional interest expense.

Our collections on unsecured consumer receivables may decrease if bankruptcy filings increase.

          During times of economic recession, the amount of defaulted consumer receivables generally increases, which contributes to an increase in the amount of personal bankruptcy filings. Under certain bankruptcy filings an obligor’s assets are sold to repay credit originators, but since certain of the receivables we purchase are unsecured, we often would not be able to collect on those receivables. We cannot assure you that our collection experience would not decline with an increase in bankruptcy filings. If our actual collection experience with respect to our unsecured receivable portfolios is significantly lower than we projected when we purchased the portfolios, our realization on those assets may decline and our earnings could be negatively affected. We use estimates for recognizing revenue on a majority of our receivable portfolio investments and our earnings would be reduced if actual results are less than estimated.

We may not be able to acquire consumer receivables of new asset types or implement a new pricing structure.

          We may pursue the acquisition of consumer receivable portfolios of asset types in which we have little current experience. We may not be able to complete any acquisitions of receivables of these asset types and our limited experience in these asset types may impair our ability to collect on these receivables. This may cause us to pay too much for these receivables, and consequently, we may not generate a profit from these receivable portfolio acquisitions.

If we fail to manage our growth effectively, we may not be able to execute our business strategy.

          We have experienced rapid growth over the past several years and expect to maintain our growth. However, our growth will place demands on our resources and we cannot be sure that we will be able to manage our growth effectively. Future internal growth will depend on a number of factors, including:

•	the effective and timely initiation and development of relationships with sellers of consumer receivable portfolios and strategic partners;

•	our ability to efficiently collect consumer receivables; and

•	the recruitment, motivation and retention of qualified personnel.

          Sustaining growth will also require the implementation of enhancements to our operational and financial systems and will require additional management, operational and financial resources. There can be no assurance that we will be able to manage our expanding operations effectively or that we will be able to maintain or accelerate our growth and any failure to do so could adversely affect our ability to generate revenues and control our expenses.

Our operations could suffer from telecommunications or technology downtime, disruption or increased costs.

          Our ability to execute our business strategy depends in part on sophisticated telecommunications and computer systems. The temporary loss of our computer and telecommunications systems, through casualty, operating malfunction or servicer’s failure, could disrupt our operations. In addition, we must record and process significant amounts of data quickly and accurately to properly bid on prospective acquisitions of consumer receivable portfolios and to access, maintain and expand the databases we use for our collection and monitoring activities. Any failure of our information systems and their backup systems would interrupt our operations. We may not have adequate backup arrangements for all of our operations and we may incur significant losses if an outage occurs. Any interruption in our operations could have an adverse effect on our results of operations and financial condition.

Our inability to obtain or renew required licenses could have a material adverse effect upon our results of operations and financial condition.

          We currently hold a number of licenses issued under applicable consumer credit laws. Certain of our current licenses and any licenses that we may be required to obtain in the future may be subject to periodic renewal provisions and/or other requirements. Our inability to renew such licenses or take any other required action with respect to such licenses could limit our ability to collect on some of our receivables and otherwise have a material adverse effect upon our results of operations and financial condition.

Risk Factors Relating to Our Industry

Government regulations may limit our ability to recover and enforce the collection of our consumer receivables.

          Federal, state and municipal laws, rules, regulations and ordinances may limit our ability to recover and enforce our rights with respect to the consumer receivables acquired by us. These laws include, but are not limited to, the following Federal statutes and related regulations and comparable statutes in states where obligors reside and/or where creditors are located:

•	the Fair Debt Collection Practices Act;

•	the Federal Trade Commission Act;

•	the Truth-In-Lending Act;

•	the Fair Credit Billing Act;

•	the Equal Credit Opportunity Act;

•	the Fair Credit Reporting Act; and

•	the Fair Foreclosure Act.

          We may be precluded from collecting consumer receivables we purchase where the creditors or other previous owners or servicers failed to comply with applicable law in originating or servicing such acquired receivables. Laws relating to the collection of consumer debt also directly apply to our business. Our failure to comply with any laws applicable to us, including state licensing laws, could limit our ability to recover on our receivables and could subject us to fines and penalties, which could reduce our earnings and result in a default under our loan arrangements.

          Additional laws may be enacted that could impose additional restrictions on the servicing and collection of consumer receivables. Such new laws may adversely affect the ability to collect on our receivables which could also adversely affect our revenues and earnings.

Class action suits and other litigation in our industry could divert our management’s attention from operating our business and increase our expenses.

          Certain originators and servicers in the consumer credit industry have been subject to class actions and other litigation. Claims have included failure to comply with applicable laws and regulations and improper or deceptive origination and servicing practices. If we become a party to any such class action suit or other litigation, our results of operations and financial condition could be materially adversely affected.

Risk Factors Relating to Our Securities

Our quarterly operating results may fluctuate and cause our stock price to decline.

          Because of the nature of our business, our quarterly operating results may fluctuate, which may adversely affect the market price of our common stock. Our results may fluctuate as a result of any of the following:

•	the timing and amount of collections on our consumer receivable portfolios;

•	our inability to identify and acquire additional consumer receivable portfolios;

•	a decline in the estimated value of our consumer receivable portfolio recoveries;

•	the timing of sales of interests in distressed real property and redemption of tax lien certificates;

•	increases in operating expenses associated with the growth of our operations; and

•	general and economic market conditions.

Because three stockholders own a large percentage of our voting stock, other stockholders’ voting power may be limited.

          As of April 15, 2008, John C. Kleinert, W. Peter Ragan, Sr. and W. Peter Ragan, Jr., three of our executive officers, beneficially owned or controlled approximately 81.9% (including shares issuable upon exercise of warrants owned by such stockholders) of our shares. If those stockholders act together, they will have the ability to control matters submitted to our stockholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. As a result, our other stockholders may have little or no influence over matters submitted for stockholder approval. In addition, the ownership of such three stockholders could preclude any unsolicited acquisition of us, and consequently, materially adversely affect the price of our common stock. These stockholders may make decisions that are adverse to your interests.

Our organizational documents and Delaware law make it more difficult for us to be acquired without the consent and cooperation of our board of directors and management.

          Provisions of our organizational documents and Delaware law may deter or prevent a takeover attempt, including a takeover attempt in which the potential purchaser offers to pay a per share price greater than the current market price of our common stock. Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of such shares. The ability to issue shares of preferred stock could tend to discourage takeover or acquisition proposals not supported by our current board of directors. In addition, we are subject to Section 203 of the Delaware General Corporation Law, which restricts business combinations with some stockholders once the stockholder acquires 15% or more of our common stock.

The issuance of authorized shares of preferred stock and additional common stock may result in dilution to existing stockholders, adversely affect the rights of existing stockholders and depress the price of our common stock.

          We have 10,000,000 shares of authorized “blank check” preferred stock, the terms of which may be fixed by our board of directors. Our board of directors has the authority, without stockholder approval, to create and issue one or more series of such preferred stock and to determine the voting, dividend and other rights of the holders of such preferred stock. Depending on the rights, preferences and privileges granted when the preferred stock is issued, it may have the effect of delaying, deferring or preventing a change in control without further action by the stockholders, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of and voting and other rights of the holders of our common stock. In connection with this Placement, we agreed that for a time period commencing upon the initial closing date and continuing until the date which is twelve months from the date hereof, that we would not grant any right to any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities; provided, however, that the foregoing shall not preclude the entering into share-based adjustment provisions for stock splits, mergers, consolidations and the like.

          As of April 15, 2008, there were 1,380,000 shares of preferred stock outstanding. In addition to the preferred stock, we are authorized to issue 40,000,000 shares of our common stock. As of April 15, 2008, there were 17,066,821 shares of our common stock issued and outstanding. However, the total number of shares of common stock issued and outstanding does not include outstanding unexercised options, warrants, convertible debt or convertible preferred shares exercisable for 10,109,410 of shares of common stock. As of April 15, 2008, we have reserved up to 10,109,410 shares of our common stock for issuance upon exercise of outstanding stock options, warrants, convertible debt and convertible preferred stock. We have reserved a total of 1,000,000 shares of common stock under our 2004 Equity Incentive Program. As of April 15, 2008, 232,000 shares have been issued.

          Under most circumstances, our board of directors has the right, without stockholder approval, to issue authorized but unissued and nonreserved shares of our common stock. If all of these shares were issued, it would dilute the existing stockholders and may depress the price of our common stock.

          Any of (i) the exercise of the outstanding options and warrants, (ii) the conversion of the preferred stock, or (iii) the conversion by the convertible note holders of such notes into shares of our common stock will reduce the percentage of common stock held by the public stockholders. Further, the terms on which we could obtain additional capital during the life of the options and warrants may be adversely affected, and it should be expected that the holders of the options and the warrants would exercise them at a time when we would be able to obtain equity capital on terms more favorable than those provided for by such options and warrants. As a result, any issuance of additional shares of common stock may cause our current stockholders to suffer significant dilution and depress the price of our common stock.

Common stock eligible for future sale may depress the price of our common stock in the market.

          As of April 15, 2008, there were 17,066,821 shares of common stock held by our present stockholders, and approximately 14,247,720 shares may be available for public sale by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. 3,100,063 shares, 1,364,005 shares and 1,076,250 shares may be sold pursuant to current registration statements effective on August 12, 2005, December 29, 2005 and December 18, 2007, respectively. In general, pursuant to Rule 144, after satisfying a six month holding period: (i) affiliated stockholders (or stockholders whose shares are aggregated) may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale and (ii) non-affiliated stockholders may sell without such limitations, provided we are current in our public reporting obligations. Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction. Based on the number of shares of common stock outstanding, approximately 3,100,000 shares could be sold under Rule 144 during the next 90 days. The sale of such a large number of shares may cause the price of our common stock to decline.

The limited prior public market and trading market may cause possible volatility in the price of our securities.

          There has only been a limited public market for our securities and there can be no assurance that an active trading market in our securities will be maintained. In addition, the overall market for securities in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. The trading price of our common stock is expected to be subject to significant fluctuations including, but not limited to, the following:

•	quarterly variations in operating results and achievement of key business metrics;

•	changes in earnings estimates by securities analysts, if any;

•	any differences between reported results and securities analysts’ published or unpublished expectations;

•	announcements of new contracts or service offerings by us or our competitors;

•	market reaction to any acquisitions, divestitures, joint ventures or strategic investments announced by us or our competitors;

•	demand for our services and products;

•	shares being sold pursuant to Rule 144 or upon exercise of warrants; and

•	general economic or stock market conditions unrelated to our operating performance.

          These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our securities.

We have never paid dividends on our common stock and do not anticipate paying dividends on our common stock for the foreseeable future; therefore, returns on your investment may only be realized by the appreciation in value of our securities, if any.

          We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We plan to retain any future earnings to finance growth. Because of this, investors who purchase our common stock and/or convert their warrants into common stock may only realize a return on their investment if the value of our common stock appreciates. If we determine that we will pay dividends to the holders of our common stock, there is no assurance or guarantee that such dividends will be paid on a timely basis.

We may be de-listed from the AMEX if we do not meet continued listing requirements.

          If we do not meet the continued listing requirements of the AMEX and our common stock is delisted by the AMEX, trading of our common stock would thereafter likely be conducted on the OTC Bulletin Board. In such case, the market liquidity for our common stock would likely be negatively affected, which may make it more difficult for holders of our common stock and preferred stock to sell their securities in the open market and we could face difficulty raising capital necessary for our continued operations.

          As set forth in AMEX Company Guide Section 1002:

          The Board of Governors of AMEX may, in its discretion, at any time, and without notice, suspend dealings in, or may remove any security from, listing or unlisted trading privileges.

          AMEX, as a matter of policy, will consider the suspension of trading in, or removal from listing or unlisted trading of, any security when, in their opinion:

•	the financial condition and/or operating results of the issuer appear to be unsatisfactory; or

•	it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make further dealings on the AMEX inadvisable; or

•	the issuer has sold or otherwise disposed of its principal operating assets, or has ceased to be an operating company; or

•	the issuer has failed to comply with its listing agreements with the AMEX; or

•	any other event shall occur or any condition shall exist which makes further dealings on the AMEX unwarranted.

Risks Related to this Private Placement

There is no minimum offering size and no escrow.

          We are selling the Notes on a “best efforts” basis. There is no minimum amount of Notes which we must sell before we receive, and have the right to expend, the net proceeds from the sale of any Notes. The proceeds from the sale of the Notes will not be held in escrow, and we, upon accepting subscription, at our discretion may immediately expend the subscription proceeds.

Subscription to this placement is restricted to accredited investors. There is no assurance that you will receive a return on your investment because securities acquired in this placement will be restricted.

          We are offering the Notes pursuant to exemptions from registration that depend in part on the investment intent of the investors. In order to purchase the Note, you will be required to represent that you are purchasing the securities for your own account for investment purposes and not with a view to resale or distribution. We will place a restrictive legend on the securities that we sell in this placement.

          You should be prepared to bear the economic risk of your investment for an indefinite period. Our cash flows from operations are not sufficient to pay our operating expenses. We rely on outside financing, including the proceeds from the sale of our shares of common stock and the proceeds of this placement to provide necessary working capital. You should be able to withstand the total loss of your investment.

This placement is on a “best efforts” basis, which means that we may not be ale to raise the funds we expect to raise. We may not raise the Maximum Amount, and even if we do, we may not be able to fund our working capital requirements without additional financing.

          The Notes are being offered hereby on a “best efforts” basis and not on a “firm commitment” basis and as a result, we may not be able to consummate this placement. There can be no assurance that the Maximum Amount will be raised. There is no assurance as to how long our funding will enable us to operate without additional financing. We may close upon amounts less than the Maximum Amount. We may require additional capital in order to continue to support and increase our acquisition of consumer receivable portfolios. If you purchase Notes, you will do so without any assurance that we will raise enough money to meet our ongoing working capital needs.

You should consult your own tax and legal advisors concerning income tax risks.

          We urge our prospective investors to consult with their own representatives, including their own tax and legal advisors, with respect to the federal (as well as state and local) income tax consequences of this investment before subscribing to this private placement. Prospective investors should not construe the information set forth in this term sheet as providing any tax advice and this term sheet is not intended to be a complete or definitive summary of the tax consequences of an investment in the Notes. Prospective investors are advised to consult with their own tax counsel concerning the tax aspects of the purchase of our Notes.

There are restrictions on the transferability of the Notes offered hereby.

          This Placement is being made pursuant to Section 4(2) of the Act and/or the provisions of Rule 506 of Regulation D thereunder and, accordingly, the Notes offered hereby have not been registered under the Act and may not be re-offered, sold, or otherwise. Further, the Notes are being offered only to persons who are accredited investors. Investors must therefore be prepared to bear the economic risk of an investment in the Securities for an indefinite period of time.

This offering has not been reviewed by the Securities and Exchange Commission nor any state securities authority.

          This Placement will not be registered with the Securities and Exchange Commission under the Act, or with the securities agency of any state. The Notes are being offered in reliance upon exemptions from the registration provisions of the Act and state securities laws applicable only to offers and sales to investors meeting the suitability requirements set forth herein. As such, investors will not have the benefit of review by the Securities and Exchange Commission nor any state securities authority. The terms and conditions of the Placement may not comply with the guidelines and regulations established for offerings that are required to be registered and qualities with those agencies.

The Notes are offered under a private offering exemption.

          The Notes are being offered to prospective investors under the private offering exemptions from registration available under the Act. If we should fail to comply with the requirements of these exemptions, Investors may have the right to rescind their purchases if they so desire. Since compliance with the exemption rules is highly technical, it is possible that, if a shareholder seeks rescission, he may succeed. If a number of noteholders were to successfully seek rescission, we would face severe financial demands that could have a material adverse effect on the Company and the non-rescinding noteholders.

Our management has broad discretion under applicable principles and provisions of corporate law to manage our business, including the allocation and use of the net proceeds of this Placement, and we may not use the proceeds in ways with which our stockholders desire.

          Our management will have broad discretion with respect to the expenditure of the net proceeds of the Placement, including discretion to use the proceeds in ways with which stockholders may disagree. Investors will be relying on the judgment of our management regarding the application of the proceeds of the Placement.

It is not possible to foresee all risks that may affect us. Moreover, we cannot predict whether we will successfully effectuate our current business plan. Each prospective investor is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

Exhibit H

Annual Report on Form 10-K for the Year Ended December 31, 2007